Exhibit 99.1

March 21, 2007

VIA FACSIMILE AND FEDERAL EXPRESS

PAINCARE SURGERY CENTERS, INC.
1030 North Orange Avenue
Suite 105
Orlando, Florida 32801
Attention: Randy Lubinsky, Chief Executive Officer
Facsimile: (407) 926-6616

Re: Notice of Events of Default and Reservation of Rights

Dear Mr. Lubinsky:

     Reference is made to that certain Loan and Security Agreement dated as of May 10, 2005 (as amended, restated supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among PainCare Holdings, Inc., a Florida company (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), HBK Investments L.P., a Delaware limited partnership, as the arranger and administrative agent for the lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

     Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Loan Agreement.

     NOTICE IS HEREBY GIVEN TO EACH Borrower and each Guarantor that one or more unwaived Events of Default have occurred, remain unwaived and are continuing under the Loan Agreement, including, without limitation, the following Events of Default (the “Designated Events of Default”):

1.) Event of default under Section 8.1 (b) of the Loan Agreement-Borrowers failed to pay the amortization payment that was due on January 1, 2007 pursuant to Section 2.2 of the Loan Agreement.

2.) Event of Default under Section 8.1 (b) of the Loan Agreement-Borrowers received proceeds of the disposition of their rights under the below described acquisition agreement but did not use these proceeds to prepay the Term Loan as required by Section 2.4(c) of the Loan Agreement.

3.) Event of Default under Section 8.2 (b) of the Loan Agreement- In violation of Section 6.15(a) of the Loan Agreement, Borrowers formed one or more new Subsidiaries after the Closing Date and prior to the date hereof and did not provide Agent with prior notice thereof, nor did Borrowers provide Agent with a joiner to the Loan Documents that is executed by each such new Subsidiary within the time period required by the Loan Agreement. In addition, in violation of Section 6.15(b) of the Loan Agreement, Borrowers did not provide to the Agent within the time period required by the Loan Agreement the stock certificates and other documents that are required with respect to any Stock that constituted Designated Stock on the Closing Date but which as of the date hereof no longer is included in the Excluded Assets (if any).

4.) Event of Default under Section 8.2(b) of the Loan Agreement-Pursuant to that certain waiver letter dated as of November 8, 2006 by and among the Borrowers, Agent and the Lenders (the “Waiver Letter”), Borrowers agreed to cause the financial covenants in Section 7.18 of the Loan Agreement to be amended in a manner satisfactory to Agent and Lenders in their sole and absolute discretion on or before December 1, 2006, and agreed that the failure to do so would constitute an immediate Event of Default. In violation of the provisions of the Waiver Letter, the Borrowers have failed to cause the financial covenants in Section 7.18 of the Loan Agreement to be so amended.

5.) Event of Default under Section 8.2(b) of the Loan Agreement – In violation of the provisions of Section 7.4 of the Loan Agreement, Borrowers disposed their rights under the acquisition agreement related to its 60% ownership interest in PhysIOM, LLC.

6.) Event of Default under Section 8.2(b) of the Loan Agreement- In violation of Section 7.12 of the Loan Agreement, prior to the date hereof Borrower consummated one or more Acquisitions that did not constitute Permitted Acquisitions.

7.) Event of Default under Section 8.2(b) of the Loan Agreement-Borrowers have failed to comply with the Minimum EBITDA financial covenant set forth in Section 7.18(a)(i) of the Loan Agreement, in each case for the period ending December 31, 2006.

8.) Event of Default under Section 8.2(b) of the Loan Agreement-Borrowers have failed to comply with the minimum Market Capitalization financial covenant set forth in Section 7.18(a)(iv) of the Loan Agreement as of the date hereof.

9.) Event of Default under Section 6(a) of the Forbearance Agreement-Borrowers have failed to comply with the covenant set forth in section 6(a) of that certain Forbearance Agreement dated as of January 1, 2007 (the “Forbearance Agreement”) by and among the Borrowers, the Guarantors, Agent and the Lenders.

There may be other Defaults or Events of Default of which the Agent and the Lenders are not currently aware.

FURTHER NOTICE IS HEREBY GIVEN to each Borrower and each Guarantor that pursuant to Section 2.6(c) of the Loan Agreement and effective as of March 21, 2007, the principal of, and all accrued and unpaid interest on, the Term Loans, fees, indemnities, or any other Obligations of the Loan Parties under the Loan Agreement and the other Loan Documents, shall bear interest at a rate per annum equal to the default rate specified in Section 2.6(c) of the Loan Agreement until such time as all existing Events of Default (including, without limitation, the Designated Events of Default) have been waived in writing in accordance with the terms of the Loan Agreement.

The Agent and the Lenders continue to evaluate their response to the Designated Events of Default, and nothing contained in this notice is intended to or shall be construed as a waiver or forbearance of any of the rights, remedies, and powers of Agent or any Lender against any Borrower, any Guarantor or the Collateral, or a waiver of any Defaults or Events of Default whether specified herein or otherwise, or a consent to any departure by any Borrower or any Guarantor from the express provision of the Loan Agreement and the other Loan Documents. Agent and each Lender hereby reserves expressly all of its remedies, powers, rights, and privileges under the Loan Agreement or the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Loan Agreement. Please be advised that the obligation of the Agent and the Lenders to forbear from exercising their rights and remedies with respect to certain of the Designated Events of Default pursuant to the terms of the Forbearance Agreement has terminated pursuant to the terms of the Forbearance Agreement and that none of the Agent or Lenders is currently subject to any obligation to forbear from enforcing such rights and remedies with respect to any Default or Event of Default. Any further forbearance must be in writing and agreed to by the Agent and the Lenders.

This letter shall not constitute an amendment or waiver by Agent or Lenders of any provision of the Loan Agreement or any other Loan Document, and all of the provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. Neither Agent’s or Lender’s failure to require strict performance by the Loan Parties of any provision of any Loan Document nor Agent’s or Lender’s failure to exercise, or delay in exercising, any right, power or privilege under any Loan Document shall operate as a waiver thereof or waive, affect or diminish any right of Agent or any Lender or any Issuing Lender thereafter to demand strict compliance and performance therewith.

Although each Borrower and each Guarantor has been informed of the matters set forth herein, none of the Agent and the Lenders has any obligation to provide any Borrower or any Guarantor with notice of the matters set forth herein, nor shall the provision of such notice herein to each Borrower and each Guarantor be construed as an agreement to inform any of them of such matter or any other matters in the future.

Very truly yours,

HBK INVESTMENTS L.P.,
a Delaware limited partnership, as Agent

By: HBK Services LLC, its Sub advisor

By:/s/ David C. Haley
Name: David C. Haley
Title: Authorized Signatory